Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of SeaChange International, Inc. (the “Company”) on Form 10-K for the year ended January 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael D. Prinn, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Company’s Annual Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL D. PRINN
Michael D. Prinn
Chief Financial Officer, Senior Vice President, and Treasurer (Principal Financial and Accounting Officer)

Dated: April 20, 2020